                                                                   EX-99.23.i.ii

J. W. BROWN (1911-1995)       BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS                ATTORNEYS AND COUNSELORS AT LAW          JOANN M. STRASSER
ROBERT S BROWN                         3500 CAREW TOWER                  AARON A. VANDERLAAN
DONALD S. MENDELSOHN                    441 VINE STREET                  LAWRENCE A. ZEINNER
LYNNE SKILKEN                       CINCINNATI, OHIO 45202               STEPHANIE M. MACK
AMY G. APPLEGATE                   TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA              TELECOPIER (513) 381-2125
MELANIE S. CORWIN                                                              OF COUNSEL:
                                                                             GILBERT BETTMAN

                                         May 1, 2001



Johnson Mutual Funds Trust
3777 West Fork Road
Cincinnati, Ohio 45247

Ladies and Gentlemen:

      A legal opinion that we prepared was filed with your Post-Effective Amendment No. 14 to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 15 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                       Very truly yours,

                                       /s/

                                       Brown, Cummins & Brown Co., L.P.A.